UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Gastar Exploration, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

	1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share, of Gastar Exploration, Inc.
2)

Aggregate number of securities to which transaction applies:

63,178,848 shares of Gastar Exploration, Inc. Common Stock (consisting of 57,432,031 shares of Common Stock outstanding, 3,781,983 shares of restricted Common Stock, options to purchase 899,100 shares of Common Stock and 1,065,734 shares of Common Stock issuable with respect to performance units), as of November 29, 2013

3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with Exchange Act Rule 0-11, the filing fee of $3,730.43 was determined by multiplying 0.0001288 by $28,963,000, which is the book value at September 30, 2013, the latest practicable date prior to the date of filing of this proxy statement, of the Gastar Exploration USA, Inc. common stock to be received by Gastar Exploration, Inc. stockholders as consideration for the merger.

	4)	Proposed maximum aggregate value of transaction: $28,963,000
	5)	Total fee paid: $3,730.43

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

SPECIAL MEETING OF STOCKHOLDERS

A REORGANIZATION IS PROPOSED—YOUR VOTE IS VERY IMPORTANT

To our Stockholders:

On behalf of our Board of Directors, we are pleased to invite you to a Special Meeting (the “Special Meeting”) of stockholders of Gastar Exploration, Inc., a Delaware corporation (“Gastar” or the “Company”). The meeting will be held on Wednesday, January 22, 2014, at 10:00 a.m., central time, at the offices of Gastar Exploration, Inc. at 1331 Lamar Street, Suite 650, Houston, Texas 77010.

At the Special Meeting you will be asked to consider and vote to (i) approve the adoption of an Agreement and Plan of Merger (the “merger agreement”) which will provide for the merger (the “merger”) of the Company with and into its subsidiary, Gastar Exploration USA, Inc., a Delaware corporation (“Gastar USA”), as part of a reorganization to eliminate our holding company corporate structure and (ii) to transact any such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof.

If the merger is approved and effected, shares of the Company’s common stock shall be converted into the right to receive an equal number of shares of common stock in Gastar USA, which, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by the Company and its subsidiaries.

In the merger, your existing Gastar common stock will be converted into the right to receive shares of Gastar USA common stock. You will own the same number of shares of Gastar USA common stock as you now own of Gastar common stock. In addition, the merger generally will be tax-free for United States resident Gastar stockholders. Your rights as a stockholder in Gastar USA will be substantially the same as your rights as a stockholder of Gastar, including rights as to voting. Although non-voting, subject to certain exceptions, Gastar USA will also continue to have outstanding shares of its 8.625% Series A Cumulative Preferred Stock and 10.75% Series B Cumulative Preferred Stock. Following the merger, Gastar USA will change its name to Gastar Exploration, Inc.

We expect the shares of Gastar USA common stock to trade under the ticker symbol “GST” on the NYSE MKT LLC, which is the same ticker symbol and exchange on which Gastar’s common stock currently trades. On                     , 2013, the most recent trading day for which prices were available, the closing price on the NYSE MKT LLC exchange per share of Gastar common stock was $        .

In order to effect the merger, we need stockholders who hold a majority of the outstanding shares of our common stock to approve the adoption of the merger agreement. Our Board of Directors has carefully considered the merger agreement, which provides for the merger of Gastar with and into Gastar USA and the related transactions described in this proxy statement, and believes that the merger is advisable, fair to and in the best interest of our stockholders, and recommends that you vote FOR the adoption of the merger agreement. Because adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Gastar common stock, your vote is important, no matter how many or how few shares you may own. Whether or not you plan to attend the Special Meeting, please take the time to vote by completing, signing and mailing the enclosed proxy card in the envelope provided for that purpose or by voting over the telephone or the internet.

The accompanying notice of meeting and this proxy statement provide specific information about the Special Meeting and explain the merger proposal. Please read these materials closely. If you have any questions concerning the merger or this proxy statement, would like additional copies, or need help voting your Gastar common stock, please contact our proxy solicitor, Phoenix Advisors, toll-free at 1-877-478-5038.

/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer

This proxy statement is dated                     , 2013 and is being first mailed to Gastar stockholders on or about                     , 2013.

Gastar Exploration, Inc.

1331 Lamar Street, Suite 650

Houston, Texas 77010

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JANUARY 22, 2014

To our Stockholders:

A Special Meeting of Stockholders (the “Special Meeting”) of Gastar Exploration, Inc., a Delaware corporation (the “Company” or “Gastar”), will be held on Wednesday, January 22, 2014, 10:00 a.m., central time, at the offices of Gastar Exploration, Inc. at 1331 Lamar Street, Suite 650, Houston, Texas 77010. At the Special Meeting, stockholders will consider and vote on the following proposals:

1.	To adopt an Agreement and Plan of Merger (the “merger agreement”), attached as Appendix A to the proxy statement accompanying this Notice (the “Proxy Statement”), providing for the merger (the “merger”) of the Company with and into its subsidiary, Gastar Exploration USA, Inc., a Delaware corporation (“Gastar USA”), as part of a reorganization to eliminate the holding company corporate structure of the Company. The merger agreement provides that the merger would result in shares of the Company’s common stock being converted into an equal number of shares of common stock in Gastar Exploration USA, Inc., a Delaware corporation and current subsidiary of the Company, that, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by the Company and its subsidiaries; and

2.	To transact any such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof.

Only holders of record of our common stock at the close of business on November 29, 2013, which is the Record Date, are entitled to notice of and to attend the Special Meeting or any adjournment or postponement thereof and to vote on the above listed matters at the Special Meeting; provided that if a stockholder transfers shares after the Record Date and the transferee of such shares, having produced properly endorsed certificates evidencing such shares or having otherwise established that it owns such shares, demands, not later than 10 days before the Special Meeting, that the transferee’s name be included in the list of stockholders entitled to vote at the Special Meeting, such transferee shall be entitled to vote such shares at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available for inspection starting on January 2, 2014 through January 21, 2014 during usual business hours at our offices at 1331 Lamar Street, Suite 650, Houston, Texas 77010, and will also be available for inspection at the Special Meeting.

It is important that your common stock is represented at the Special Meeting, whether or not you plan to attend in person and regardless of the number of shares of common stock you own. If you are a stockholder whose common stock is registered in your name, to ensure your shares of common stock are represented, we urge you to submit a proxy containing your voting instructions as soon as possible by signing and dating the enclosed proxy card and returning it in the envelope provided for that purpose, in the manner described in the Proxy Statement. Even if you submit your proxy, you may still vote in person if you attend the Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Special Meeting, you must obtain from the record holder a proxy issued in your name.

The specific details of the matters proposed to be dealt with at the Special Meeting are set forth in the accompanying Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, JANUARY 22, 2014.

The Notice of Special Meeting of the Stockholders and the Proxy Statement are available at

http://www.astproxyportal.com/ast/26191

DATED this 2nd day of December, 2013.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ J. RUSSELL PORTER
J. Russell Porter President and Chief Executive Officer

i

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact included in this Proxy Statement are forward-looking statements, including, without limitation, all statements regarding future plans, business objectives, strategies, expected future financial position or performance, expected future operational position or performance, budgets and projected costs, future competitive position or goals and/or projections of management for future operations. In some cases, you can identify a forward-looking statement by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target” or “continue,” the negative of such terms or variations thereon, or other comparable terminology.

The forward-looking statements contained in this Proxy Statement are largely based on our expectations and beliefs concerning future developments and their potential effect on us, which reflect certain estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions, operating trends and other factors. Investors are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this Proxy Statement. Investors are also urged to carefully review and consider the various disclosures in our period and interim reports filed with the Securities and Exchange Commission (the “SEC”), including, but not limited to, our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as amended, Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 and Current Reports on Form 8-K filed from time to time by us, as well as the following factors:

•	uncertainties as to the timing of the merger;

•	the failure to receive approval of the transaction by our stockholders;

•	our ability to satisfy the closing conditions to the transaction, including the listing of the Gastar USA common stock on the NYSE MKT LLC;

•	changes in economic, business, competitive, technological and/or regulatory factors;

•	the outcome of any legal proceedings that have been or may be instituted against Gastar and/or Gastar USA relating to the merger agreement; and

•	the amount of costs, fees, expenses and charges related to the merger.

Consequently, all of the forward-looking statements we make in this document are qualified by the information contained or incorporated by reference herein, including, but not limited to, (a) the information contained under this heading and (b) the information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-Q and 10-K (see the section titled “Additional Information”). You should not assume that we are under any legal obligation to publicly release any revision to any forward-looking statement contained or incorporated herein to reflect any future events or occurrences.

You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

iii

Gastar Exploration Ltd.

1331 Lamar Street, Suite 650

Houston, Texas 77010

PROXY STATEMENT FOR THE

SPECIAL MEETING OF STOCKHOLDERS

WEDNESDAY, JANUARY 22, 2014

This proxy statement (the “Proxy Statement”) contains information about the Special Meeting of Stockholders (the “Special Meeting”) of Gastar Exploration, Inc. (“Gastar,” the “Company,” “we,” “us” or “our”). The Special Meeting will be held on Wednesday, January 22, 2014, 10:00 a.m., central time, at the offices of Gastar Exploration, Inc. at 1331 Lamar Street, Suite 650, Houston, Texas 77010.

This Proxy Statement is being furnished to you in connection with the solicitation by our board of directors (the “Board of Directors”) of proxies to be voted on at the Special Meeting. As a stockholder, your vote is very important, and the Board of Directors strongly encourages you to exercise your right to vote whether or not you plan to attend the Special Meeting in person. Shares cannot be voted at the Special Meeting unless the owner is present to vote or is represented by proxy. All proxies will be voted in accordance with the instructions they contain. If no instruction is specified on a proxy, it will be voted in favor of the matters set forth below, which are explained in more detail elsewhere in this Proxy Statement and in the discretion of the proxy holder with respect to any other matters properly brought before the Special Meeting. A stockholder may revoke his or her proxy at any time before it is exercised by (i) submitting written notice to that effect or a new proxy to our Secretary at the registered office of the Company at any time up to and including the last business day preceding the day of the Special Meeting or adjournment thereof, (ii) submitting written notice to that effect or a new proxy to the chairperson of the Special Meeting or adjournment thereof on the day of the Special Meeting or adjournment, as the case may be, (iii) voting in person at the Special Meeting or (iv) in any other manner permitted by law. Attendance at the Special Meeting or adjourned Special Meeting will not, by itself, revoke your proxy.

The matters to be acted on at the Special Meeting are set forth below and in the accompanying Notice and are explained in more detail elsewhere in this Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON WEDNESDAY, JANUARY 22, 2014

In accordance with rules promulgated by the Securities and Exchange Commission (the “SEC”) and in connection with the solicitation of proxies by the Board of Directors for the Special Meeting, we have made our proxy materials available to you free of charge on the Internet in addition to delivering paper versions of these materials to you by mail (including the Notice, this Proxy Statement, and a form of proxy). Beginning on or about                     , 2013, these proxy materials are being mailed to our stockholders and are available on the Internet at http://www.astproxyportal.com/ast/26191.

Gastar Exploration Ltd.

1331 Lamar Street, Suite 650

Houston, Texas 77010

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS, THE SPECIAL MEETING AND VOTING

Why am I receiving these proxy materials?

The Board of Directors is soliciting your proxy to vote at the Special Meeting because you owned shares of common stock at the close of business on November 29, 2013, the record date for the Special Meeting (the “Record Date”), and are therefore entitled to vote at the Special Meeting. This Proxy Statement, along with a proxy card, is being mailed to stockholders on or about                     , 2013. We have also made these materials available to you free of charge on the Internet. This Proxy Statement summarizes the information that you need to know in order to cast your vote at the Special Meeting. As a stockholder, your vote is very important and the Board of Directors strongly encourages you to exercise your right to vote. You do not need to attend the Special Meeting in person to vote your shares, and we encourage you to vote even if you are unable to attend the Special Meeting. If you are unable to attend the Special Meeting in person, you may vote by Internet or by signing and returning the attached proxy card in the envelope provided. See “How do I vote my common stock?” below.

When and where will the Special Meeting be held?

The Special Meeting will be held on Wednesday, January 22, 2014, 10:00 a.m., central time, at the offices of Gastar Exploration, Inc. at 1331 Lamar Street, Suite 650, Houston, Texas 77010.

Who is soliciting my proxy?

The Board of Directors is soliciting your proxy to vote on all matters scheduled to come before the Special Meeting, whether or not you attend in person. By completing and returning the proxy card or by casting your vote via the Internet, you are authorizing the proxy holders to vote your shares at the Special Meeting, as you have instructed.

On what matters will I be voting?

At the Special Meeting, our stockholders will be asked:

1.	To adopt an Agreement and Plan of Merger (the “merger agreement”), attached as Appendix A to this Proxy Statement, providing for the merger (the “merger”) of the Company with and into its subsidiary, Gastar Exploration USA, Inc., a Delaware corporation (“Gastar USA”), as part of a reorganization to eliminate the holding company corporate structure of the Company. The merger agreement provides that the merger would result in shares of the Company’s common stock being converted into an equal number of shares of common stock in Gastar USA, a current subsidiary of the Company, that, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by the Company and its subsidiaries; and

2.	To transact any such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof.

We do not expect any matters to be presented for action at the Special Meeting other than the items outlined above. By signing and returning the enclosed proxy, however, you grant the persons named as proxies discretionary voting authority with respect to any other matter that may properly come before the Special Meeting. Such persons intend to vote on any such other matter in accordance with their best judgment.

How does the Board of Directors recommend that I cast my vote?

The Board of Directors unanimously recommends that you vote FOR the adoption of the merger agreement.

How many votes may I cast?

Each share of common stock that you own on the Record Date entitles you to cast one vote on each matter that is properly brought before the Special Meeting.

How many votes can be cast by all stockholders?

As of the Record Date, there were 61,214,014 shares of common stock outstanding and entitled to vote at the Special Meeting.

Is my vote important?

Your vote is important regardless of how many shares of common stock you own. Please take the time to vote. Please read the instructions below, choose the way to vote that is easiest and most convenient for you and cast your vote as soon as possible.

Can I vote if my shares are held in “street name”?

If your shares of common stock are held through a broker, bank or other nominee, you are considered the beneficial owner of the shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares and are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtained a signed proxy from the record holder giving you the right to vote the shares. In order to vote your shares, you will need to follow the directions your broker, bank or other nominee provides you.

What are broker non-votes and abstentions?

If you hold your shares in “street name,” you will receive instructions from your broker, bank or other nominee describing how to vote your shares. If you do not instruct your broker, bank or other nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the NYSE MKT LLC (the “NYSE MKT”).

There are also non-discretionary matters for which brokers, banks and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a broker, bank or other nominee does not have discretion to vote on a particular matter and you have not given timely instructions on how the broker, bank or other nominee should vote your shares, a “broker non-vote” results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

Abstentions occur when stockholders are present at the Special Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting. If your shares are held in “street name” and you do not give voting instructions, pursuant to Section 723 of the NYSE MKT Rules, the record holder will not be permitted to vote your shares with respect to the merger.

How many shares of common stock must be present to hold the Special Meeting?

A quorum of stockholders is necessary for a valid Special Meeting. The required quorum for the transaction of business at the Special Meeting is the presence, either in person or by proxy, of holders of not less than one-third (33 1/3%) of the total outstanding shares of common stock entitled to vote at the Special Meeting. Abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum.

What vote is required to approve each of the proposals discussed in this Proxy Statement?

The affirmative vote of holders of a majority of the outstanding shares of Gastar common stock is required to approve the adoption of the merger agreement. With respect to the approval of the merger proposal, abstentions and broker non-votes will not be counted and will therefore effectively be votes “against” the merger proposal.

How do I vote my common stock?

Stockholders of Record. Stockholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:

•	To Vote by Mail. You may vote by completing and signing the proxy card that accompanies this Proxy Statement and promptly mailing it in the enclosed envelope. The shares of common stock you own will be voted according to the instructions on the proxy card that you provide. If you return the proxy card but do not give any instructions on a particular matter described in this Proxy Statement, the shares of common stock you own will be voted in accordance with the recommendations of the Board of Directors. In order to be valid and acted upon at the Special Meeting, your proxy card must be received by our registrar and transfer agent, American Stock Transfer & Trust Company, Attention: Proxy Department, 6201 15th Avenue, Brooklyn, New York 11219, at least 24 hours before the time of the Special Meeting or any adjournment thereof, excluding weekends and holidays.

•	To Vote by the Internet. You may vote online by going to the following Internet address: http://www.proxyvote.com. Please have your proxy card available and follow the instructions to obtain your records and create an electronic ballot. You may use the Internet to vote your proxy 24 hours a day, seven days a week until 11:59 p.m. (central time) on January 21, 2014.

•	To Vote in Person. If you attend the Special Meeting, you may vote by delivering your completed proxy card in person or by completing a ballot, which will be available at the Special Meeting. Attending the Special Meeting without delivering your completed proxy card or completing a ballot will not count as a vote. Submitting a proxy via mail or by Internet will not prevent you from attending the Special Meeting and voting in person.

•	Street Name Stockholders. Street name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

•	By Mail. You may indicate your vote by completing, signing and dating your voting instruction card or other information forwarded by your broker, bank or other nominee and returning it to such party in the manner specified in such materials.

•	By Methods Listed on Voting Instruction Form. Please refer to your voting instruction form or other information forwarded by your broker, bank or other nominee to determine whether you may submit a proxy by telephone or electronically on the Internet, following the instructions on the voting instruction form or other information provided by the record holder.

•	In Person with a Proxy from the Record Holder. You may vote in person at our Special Meeting if you obtain a legal proxy from your broker, bank or other nominee. Please consult the voting instruction form or other information sent to you by the record holder to determine how to obtain a legal proxy in order to vote in person at our Special Meeting.

Can I change my vote after I have mailed my proxy card?

Yes, if you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:

•	submitting written notice to that effect or a new proxy to our Secretary at our registered office at any time up to and including the last business day preceding the day of the Special Meeting or adjournment thereof;

•	submitting written notice to that effect or a new proxy to the chairperson at the Special Meeting or adjourned Special Meeting;

•	voting in person at the Special Meeting or adjourned Special Meeting; and

•	in any other manner permitted by law.

If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your broker, bank or other nominee in accordance with such entity’s procedures. In either case, your attendance at the Special Meeting or adjourned Special Meeting alone will not revoke your proxy.

Will any other business be conducted at the Special Meeting or will other matters be voted on?

We do not expect any matters to be presented for action at the Special Meeting other than the items discussed in this Proxy Statement. If any other matter properly comes before the Special Meeting, the persons named in the proxy card, whether you submit your proxy in person, over the Internet or by mail, will exercise their judgment in deciding how to vote, or otherwise act, at the Special Meeting with respect to that matter or proposal.

May I propose actions for consideration at next year’s annual meeting or nominate individuals to serve as directors?

You may submit proposals for consideration at future annual meetings. See “Stockholder Proposals and Nominations” for information regarding the submission of stockholder proposals at next year’s annual meeting.

Where can I find the voting results?

We will report the voting results in a current report on Form 8-K with the SEC within four business days of the Special Meeting.

Who bears the costs of soliciting these proxies?

We will bear the entire cost of the solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and the other proxy materials furnished to stockholders. In addition to this solicitation by mail, certain directors, officers and employees may also solicit proxies on our behalf by use of mail, telephone, facsimile, electronic means, in person or otherwise. These persons will not receive any additional compensation for assisting in the solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. We will furnish copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials. We have retained Broadridge Investor Communications Services (“Broadridge”) to aid in the distribution of proxy materials and to provide voting and tabulation services for the Special Meeting. For these services, we will pay Broadridge a fee of approximately $30,000 and reimburse it for certain expenses. We have also arranged for American Stock Transfer & Trust Company, LLC (“AST”) to make our proxy materials available over the Internet on a cookie-free website. For this service, we will pay AST approximately $1,500. Phoenix Advisors has been retained by Gastar to aid in the solicitation of proxies for a fee of $7,500, a per call fee and the reimbursement of out of pocket expenses.

How do I get directions to the Special Meeting?

For directions to the Special Meeting, please contact our Secretary at (713) 739-1800.

QUESTIONS AND ANSWERS ABOUT THE MERGER

What is the merger?

Under the Agreement and Plan of Merger (the “merger agreement”), attached as Appendix A to this Proxy Statement, between Gastar and Gastar USA, Gastar will merge (the “merger”) with and into Gastar USA, with Gastar USA surviving the merger. Upon consummation of the merger, each issued and outstanding share of common stock of Gastar (other than shares owned by Gastar as treasury shares, if any) will be converted into the right to receive one share of common stock in Gastar USA, the corporation that, together with its subsidiaries, will then own and continue to conduct our business in substantially the same manner as it is currently being conducted by Gastar and its subsidiaries. Under the merger agreement, Gastar USA will change its name to Gastar Exploration, Inc. pursuant to the merger.

Why does Gastar want to engage in the merger?

The merger is part of a reorganization of Gastar’s holding company corporate structure approved by our Board of Directors that we expect will, among other things, result in operational and administrative efficiencies over the long term, eliminate our dual reporting structure, combine all of our publicly traded equity under one issuer and generally simplify our corporate structure. See “The Merger—Background and Reasons for the Merger.” However, there can be no assurance that following the merger we will be able to realize these expected benefits. We also have incurred and will continue to incur transaction costs (the significant majority of which will have been incurred and expensed prior to your vote on the proposal).

Will the merger affect current or future operations?

The merger is not expected to have a material impact on how we conduct day-to-day operations. While the new corporate structure would not change our future operational plans to grow our business, it may improve our ability to access U.S. markets and streamline our reporting and compliance obligations. See “The Merger—Background and Reasons for the Merger.”

What actions are expected to be taken following the merger?

Gastar does not expect the merger to affect its existing business and operations, which are currently conducted by Gastar USA. Gastar expects to make all appropriate filings with the NYSE MKT and the SEC so that Gastar USA, under the name of “Gastar Exploration, Inc.”, will succeed to the stock exchange listing, including stock ticker symbol, and the registration statements and reporting obligations of Gastar as its successor under federal securities laws.

What are the material U.S. federal income tax consequences of the merger to the Gastar stockholders?

It is a condition to the completion of the merger that Gastar receive an opinion from Bingham McCutchen, L.L.P., our special tax counsel, that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”). The opinion will be based on the facts, representations, assumptions and exclusions set forth therein. Accordingly, and on the basis of the opinion delivered in connection with the merger, U.S. Holders (as defined below) will not recognize income, gain or loss upon the exchange of the Gastar common stock for Gastar USA common stock in the merger. All holders are encouraged to consult their own tax advisors as to the tax consequences to them of the merger.

Has the U.S. Internal Revenue Service issued a ruling on any aspects of the reorganization?

Gastar has not requested nor will it request a private letter ruling from the U.S. Internal Revenue Service (the “IRS”) as to the tax consequences of the merger. The opinion of counsel from our special tax counsel, Bingham McCutchen, L.L.P., will not be binding on the IRS or any court.

When do you expect to complete the merger?

If the adoption of the merger agreement is approved by our stockholders at the Special Meeting, we anticipate that the merger will become effective prior to January 31, 2014, although the merger may be abandoned by the Board of Directors prior to its completion.

What types of information and reports will Gastar USA make available to stockholders following the merger?

It is anticipated that, following the merger, the periodic reports of Gastar USA will not differ significantly from those of Gastar, as both Gastar and Gastar USA are already subject to continuous disclosure obligations.

For so long as Gastar USA has a class of securities listed on the NYSE MKT, Gastar USA will be subject to certain corporate governance requirements of the exchange and the Sarbanes-Oxley Act of 2002 including, for example, independence requirements for audit committee composition, annual certification requirements and auditor independence rules. Gastar USA’s corporate governance practices are expected to be comparable to those of Gastar. See “The Merger—Stock Exchange Listings.”

What must I do to obtain ownership of any shares of common stock of Gastar USA that I become entitled to receive as a result of the merger?

You are not required to take any action to obtain ownership of shares of common stock of Gastar USA that you are entitled to as a result of the merger. At the time the merger becomes effective in the State of Delaware (the “Effective Time”), each outstanding share of Gastar common stock will automatically represent the same number of shares of Gastar USA common stock without any further action on your part.

If I currently hold shares of Gastar common stock in certificated form, do I need to surrender my stock certificate?

No, you are not required to surrender your outstanding stock certificates. Each outstanding stock certificate that, immediately prior to the Effective Time, evidenced ownership of shares of Gastar common stock (or the common shares of its predecessor) will, immediately after the Effective Time, be deemed and treated for all corporate purposes to evidence ownership of the same number of shares of Gastar USA common stock.

What happens to Gastar stock options, restricted stock and other awards at the Effective Time?

At the Effective Time, all outstanding options to purchase shares of Gastar common stock granted or issued prior to the Effective Time and all outstanding restricted shares of Gastar common stock or performance based units with respect to Gastar common stock awarded under our equity compensation plans to directors and employees, as applicable, will entitle the holder to purchase or receive, or receive payment based on, as applicable, an equal number of shares of Gastar USA common stock, subject to limited adjustments that Gastar USA is permitted to make under the merger agreement. As of the Effective Time, all existing Gastar equity compensation plans will be adopted and assumed by Gastar USA, and shares of Gastar USA common stock will thereafter be issued under such assumed plans. We do not anticipate an increase to our “overhang,” which we define for this purpose as the total number of shares underlying options and awards outstanding under our assumed equity compensation plans, plus shares otherwise issuable thereunder, although it is possible that the overhang could increase or decrease as a result of the limited adjustments to equity awards that Gastar USA is permitted to make under the merger agreement. Future awards would be subject to and governed by the terms of our assumed equity compensation plans and any agreements entered into pursuant thereto. See “The Merger—Stock Compensation and Benefits Plans and Programs.”

Can I trade my Gastar common stock before the merger is completed?

Yes. Gastar common stock will continue trading on the NYSE MKT through the date of completion of the merger, which is expected to be prior to January 31, 2014.

After the merger, where can I trade my Gastar USA common stock?

It is a condition to the completion of the merger that the common stock of Gastar USA will be authorized for listing on the NYSE MKT, subject to official notice of issuance and satisfaction of other standard conditions. As such, we expect that as of the Effective Time, the Gastar USA common stock will be authorized for listing on the NYSE MKT, and we expect such shares will be traded under the symbol “GST.”

What is the voting requirement to approve the proposal to adopt the merger agreement?

For the merger to be able to proceed, a majority of the outstanding shares of Gastar common stock must be voted in the affirmative for the adoption of the merger agreement.

What is the Board of Directors’ Voting Recommendation?

Our Board of Directors recommends that you vote “FOR” the adoption of the merger agreement.

SUMMARY OF THE MERGER

The following summary highlights selected information in this Proxy Statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire Proxy Statement, its annexes and the documents referred to or incorporated by reference in this Proxy Statement.

The Merger

The merger agreement you are being asked to adopt at the Special Meeting provides for a merger that would result in your shares of common stock of Gastar being converted into an equal number of shares of common stock in Gastar USA, a Delaware corporation and current subsidiary of Gastar. Gastar USA, together with its subsidiaries, will thereafter continue to conduct our business in substantially the same manner as is currently being conducted by Gastar and its subsidiaries. Gastar USA will change its name to Gastar Exploration, Inc. upon completion of the merger.

Parties to the Merger

Gastar is an independent energy company engaged in the exploration, development and production of oil, natural gas, condensate and natural gas liquids in the United States. Gastar’s principal business activities include the identification, acquisition, and subsequent exploration and development of oil and natural gas properties with an emphasis on unconventional reserves such as shale resource plays. Gastar is currently pursuing the development of liquids-rich natural gas in the Marcellus Shale in West Virginia and is also in the early stages of exploring and developing the Hunton Limestone horizontal oil play in Oklahoma. Gastar is a Delaware corporation with its common stock listed on the NYSE MKT under the symbol “GST”.

Gastar USA is the primary operating subsidiary of Gastar. Gastar USA is a Delaware corporation with its 8.625% Series A Cumulative Preferred Stock and 10.75% Series B Cumulative Preferred Stock listed on the NYSE MKT under the symbol “GST.PRA” and “GST.PRB,” respectively. All of the outstanding common stock of Gastar USA is owned by Gastar.

The principal executive offices of each of Gastar and Gastar USA are located at 1331 Lamar Street, Suite 650, Houston, Texas 77010, and the telephone number of each company is (713) 739-1800.

Reasons for the Merger

We believe that the primary benefits available to us from the merger are as follows:

•	We expect that, over time, the combined Gastar USA group of entities will be able to increase efficiency as it conducts operational activities without an additional layer of administrative complexities caused by the current corporate structure.

•	Under our current corporate structure, common stock of Gastar and preferred stock of Gastar USA are both publicly traded on the NYSE MKT. The merger would eliminate Gastar’s guarantee of Gastar USA preferred stock, and would consolidate all Gastar and Gastar USA publicly-traded equity under one issuer, thereby eliminating the additional time and expense associated with our current dual reporting obligations.

•	We believe the merger will align our operations and governance structure with our investor base. Additionally, we believe that having all of our operations and outstanding equity consolidated in the same domestic entity will increase our appeal to additional investors who may not have fully understood Gastar and Gastar USA’s respective equity structures.

•	Consolidating all of our outstanding public equity under one issuer is expected to reduce the confusion sometimes experienced by third parties such as lenders, suppliers, landlords and local governmental agencies, and the other complexities that can arise in dealings with third parties under our current corporate structure.

Conditions to Completion of the Merger

The completion of the merger depends on the satisfaction or waiver of a number of conditions, including, but not limited to, the following:

•	This merger agreement shall have been approved and adopted by the requisite vote of stockholders of Gastar at a meeting of the stockholders of Gastar or by written consent in lieu thereof;

•	No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order that is in effect shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality that prohibits or makes illegal the consummation of the merger or the transactions contemplated by the merger agreement;

•	This Proxy Statement shall have been cleared for mailing by the SEC under the Exchange Act and no proceeding for the purpose of stopping the solicitation of proxies from holders of Gastar common stock by Gastar shall have been initiated or, to the knowledge of Gastar USA or Gastar, threatened by the SEC and not concluded or withdrawn. Gastar and Gastar USA shall have obtained legal advice or “no-action” advice from the staff of the SEC, or both, in support of the conclusion that neither the solicitation of proxies pursuant to this Proxy Statement in favor of the merger nor the issuance of Gastar USA common stock pursuant to the merger will require registration under the Securities Act, in each case mutually satisfactory to Gastar and Gastar USA;

•	Gastar USA common stock to be issued pursuant to the merger has been authorized for listing on the NYSE MKT, subject to official notice of issuance and satisfaction of other standard conditions;

•	All material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of Gastar or Gastar USA or their subsidiaries to consummate the merger have been obtained or made;

•	All consents required under instruments evidencing material amounts of indebtedness and all material consents required under other material contracts with Gastar or Gastar USA or their subsidiaries have been obtained; and

•	Any and all opinions, rulings, confirmation or other guidance with respect to tax matters associated with the reorganization from applicable governmental bodies and our external advisors that Gastar and Gastar USA mutually determine to be necessary and advisable have been obtained.

Management following Completion of the Merger

Immediately after the Effective Time, the directors and officers of Gastar USA will be the same as the then-current directors and officers of Gastar. The directors of Gastar, and consequently Gastar USA, will be those directors elected at the 2013 Annual General and Special Meeting of Shareholders of Gastar Exploration Ltd. on August 1, 2013.

No “Golden Parachute Compensation” for Named Executive Officers

Neither Gastar nor Gastar USA has entered into any agreement or understanding, whether written or unwritten, with any of the named executive officers pursuant to which any named executive officer would be entitled to receive compensation, whether present, deferred or contingent, that is based on or otherwise relates to the merger.

Rights of Dissenting Stockholders

Under the Delaware General Corporation Law (the “DGCL”), you will not have appraisal rights in connection with the merger because, among other reasons, the Gastar USA shares of common stock you will receive in the merger will be listed on the NYSE MKT. See “Proposal 1. Approval of the Adoption of the Merger Agreement—Rights of Dissenting Stockholders.”

Stock Exchange Listings

Gastar common stock is currently listed on the NYSE MKT under the symbol “GST.” There is currently no established public trading market for Gastar USA common stock. However, it is a condition to the completion of the merger that the common stock of Gastar USA will be authorized for listing on the NYSE MKT, subject to official notice of issuance and satisfaction of other standard conditions. As such, we expect that as of the Effective Time, Gastar USA common stock will be authorized for listing on the NYSE MKT, and we expect such stock will be traded on this exchange under the symbol “GST.” Following the completion of the merger, Gastar will cease to exist as a public company and will cease to be subject to the reporting requirements under the Exchange Act.

Material U.S. Federal Income Tax Consequences of the Merger

It is a condition to the completion of the merger that Gastar receive an opinion from Bingham McCutchen, L.L.P., special tax counsel, that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The opinion will be based on the facts, representations, assumptions and exclusions set forth therein.

Accordingly, and on the basis of the opinion delivered in connection with the merger, U.S. Holders will not recognize income, gain or loss upon the exchange of the Gastar common stock for Gastar USA common stock in the merger.

Holders of Gastar common stock should consult their tax advisors to determine the tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the merger.

For additional information, please refer to “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 22.

Other Considerations

Description of Share Capital in Gastar USA

Following the completion of the merger, Gastar USA will be authorized to issue 275,000,000 shares of common stock, par value $0.001 per share, and 40,000,000 shares of preferred stock, par value $0.01 per share. As of the close of business on November 29, 2013, Gastar USA had 750 shares of common stock outstanding, all of which were owned by Gastar. If the merger is completed, Gastar USA will issue approximately 61,214,014 shares of common stock in the merger, and all of the common stock of Gastar USA owned by Gastar will be redeemed.

Additionally, as of the close of business on November 29, 2013, Gastar USA had 40,000,000 shares of its preferred stock authorized, of which 10,000,000 were authorized as 8.625% Series A Cumulative Preferred Stock, of which 3,958,160 shares were issued and outstanding, and 10,000,000 were authorized as 10.75% Series B Cumulative Preferred Stock, of which 2,140,000 shares were issued and outstanding, and all of which will remain outstanding following the merger without modification.

Comparison of Rights of Stockholders

The rights of stockholders of Gastar are substantially the same as the rights of stockholders of Gastar USA.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the outstanding shares of common stock of Gastar will be required to approve the merger proposal, which will also constitute approval of the adoption of the merger agreement. Abstentions and broker non-votes will effectively be votes “against” the merger proposal.

The Board of Directors unanimously recommends that stockholders vote “FOR” the proposal to approve the adoption of the merger agreement, all as described herein.

Proposal 1. Approval of the Adoption of the Merger Agreement

This section of the Proxy Statement describes the merger proposal. Although we believe that the description in this section covers the material terms of the merger proposal, this summary may not contain all of the information that is important to you. The summary of the material provisions of the agreement and plan of merger provided below is qualified in its entirety by reference to the agreement and plan of merger, which we have attached as Appendix A to this Proxy Statement and which we incorporate by reference into this Proxy Statement. You should carefully read the entire Proxy Statement and the Agreement and Plan of Merger for a more complete understanding of the merger proposal. Your approval of the merger proposal will constitute your approval of our adoption of the Agreement and Plan of Merger, including the exchange of your shares of Gastar common stock for shares of Gastar USA common stock.

The Merger

Introduction

The merger agreement you are being asked to adopt at the Special Meeting provides for a merger that would result in your shares of common stock of Gastar being converted into an equal number of shares of common stock in Gastar USA, a Delaware corporation and current direct subsidiary of Gastar. Gastar USA, together with its subsidiaries, will thereafter continue to conduct our business in substantially the same manner as is currently being conducted by Gastar and its subsidiaries. Immediately following the merger contemplated by the merger agreement, you will own an interest in Gastar USA, which will be managed by the same Board of Directors and officers that managed Gastar immediately prior to the merger and will have the same assets and employees of Gastar and its subsidiaries. Under the merger agreement, Gastar will merge with and into Gastar USA, with Gastar USA surviving the merger. Following the merger, you will own the same number of shares of common stock of Gastar USA as you owned of Gastar prior to the merger. Gastar USA will change its name to “Gastar Exploration, Inc.” upon completion of the merger.

Parties to the Merger

Gastar is an independent energy company engaged in the exploration, development and production of oil, natural gas, condensate and natural gas liquids in the United States. Gastar’s principal business activities include the identification, acquisition, and subsequent exploration and development of oil and natural gas properties with an emphasis on unconventional reserves such as shale resource plays. Gastar is currently pursuing the development of liquids-rich natural gas in the Marcellus Shale in West Virginia and is also in the early stages of exploring and developing the Hunton Limestone horizontal oil play in Oklahoma. Gastar is a Delaware corporation with its common stock listed on the NYSE MKT under the symbol “GST”.

Gastar USA is the primary operating subsidiary of Gastar. Gastar USA is a Delaware corporation with its 8.625% Series A Cumulative Preferred Stock and 10.75% Series B Cumulative Preferred Stock listed on the NYSE MKT under the symbol “GST.PRA” and “GST.PRB,” respectively. All of the outstanding common stock of Gastar USA is owned by Gastar.

Gastar was originally incorporated as CopperQuest Inc. in Ontario, Canada on May 21, 1987. On May 16, 2000, CopperQuest Inc. continued from the Province of Ontario into the Province of Alberta to subsist pursuant to the Business Corporations Act (Alberta) (the “ABCA”) and changed its name to Gastar Exploration Ltd. On August 1, 2013, Gastar Exploration Ltd.’s shareholders voted to approve a plan of arrangement under Section 193 of the ABCA pursuant to which, among other things, Gastar would be continued as if it had been incorporated under the laws of the State of Delaware (the “Delaware Migration”). On August 2, 2013, Gastar Exploration Ltd. received an order from the Court of Queen’s Bench of Alberta (the “Court”) approving a plan of arrangement (as amended and restated, the “Arrangement”) under Section 193 the ABCA pursuant to which, among other things, Gastar Exploration Ltd. would be continued as if it had been incorporated under the laws of the State of Delaware. On September 17, 2013, Gastar Exploration Ltd. received a supplemental order from the

Court approving an amendment and restatement of the Plan of Arrangement to provide for a par value of $0.001 per share of Gastar Exploration, Inc. common stock. On October 28, 2013, Gastar Exploration Ltd. received a further supplemented order from the Court permitting the extension of the outside date by which Gastar Exploration Ltd. must complete the Delaware Migration to December 31, 2013.

On November 14, 2013, the Delaware Migration was consummated and Gastar Exploration Ltd. became a Delaware corporation subject to the DGCL and its common stock continued to be listed on the NYSE MKT under its previous symbol “GST.” In connection with the Delaware Migration, Gastar Exploration Ltd. changed its name to “Gastar Exploration, Inc.” Gastar is a holding company and substantially all of its operations are conducted through, and substantially all of its assets are held by, its primary operating subsidiary, Gastar USA and its wholly-owned subsidiaries.

The principal executive offices of each of Gastar and Gastar USA are located at 1331 Lamar Street, Suite 650, Houston, Texas 77010, and the telephone number of each company is (713) 739-1800.

Background and Reasons for the Merger

We believe that the primary benefits available to us from the merger are as follows:

•	As a result of the merger, we expect that, over time, the combined Gastar USA group of entities will be able to increase efficiency as it conducts operational activities without an additional layer of administrative complexities caused by the current corporate structure.

•	Under our current corporate structure, Gastar common stock and Gastar USA preferred stock are both publicly traded on the NYSE MKT. Additionally, Gastar is a guarantor of the dividend obligations of Gastar USA with respect to its preferred stock. Investments in both the Gastar common stock and the Gastar USA preferred stock are based on the same assets and operations. The merger would eliminate Gastar’s guarantee of Gastar USA preferred shares, and would consolidate all Gastar and Gastar USA publicly-traded equity under one issuer, thereby eliminating the additional time and expense associated with our current dual reporting obligations under the Exchange Act and dual registration of parent guaranteed preferred stock under the Securities Act.

•	We believe the merger will align our operations and governance structure with our investor base. Additionally, we believe that having all of our operations and outstanding equity consolidated in the same domestic entity will increase our appeal to additional investors who did not fully understand Gastar and Gastar USA’s respective equity structures.

•	Consolidating all of our outstanding public equity under one issuer is expected to reduce the confusion sometimes experienced by third parties such as lenders, suppliers, landlords and local governmental agencies, and the other complexities that can arise in dealings with third parties under our current corporate structure. Over time, as Gastar USA continues operational business activities as our ultimate parent company, we expect that there will be a reduction in the requirement for things such as guarantees and other contractual support and assurance that are requested by third parties dealing with our subsidiaries under the current structure.

In the course of its review of the merger and the related risks, our Board of Directors engaged in discussions with management and the Company’s advisors to evaluate any potential negative consequences of the merger. On the basis of these discussions, and its review of additional pertinent information, our Board of Directors determined that the potential long-term benefits we expect to realize as a result of the merger outweighs the short-term costs and expenses associated with completing the merger. As such, the Board of Directors determined that the merger is in the best interests of Gastar and its stockholders. See “Cautionary Note Regarding Forward-Looking Statements” for further discussion of factors that could prevent us from achieving the benefits described above that we anticipate from completion of the merger.

The Merger

The steps that have been taken to date, and that will be taken, to complete the merger are:

•	On November 14, 2013, Gastar Exploration Ltd. was reincorporated in the State of Delaware, and all outstanding common shares of Gastar Exploration Ltd. were converted into the right to receive an equal number of shares of common stock of Gastar;

•	Following the Special Meeting, assuming we have obtained the requisite stockholder approval adopting the merger agreement, Gastar and Gastar USA will execute the merger agreement, whereby Gastar will merge with and into Gastar USA, with Gastar USA surviving the merger under the name “Gastar Exploration, Inc.”;

•	In the merger, each issued and outstanding share of Gastar common stock will be converted into the right to receive one share of Gastar USA common stock, which shares Gastar USA will issue as part of the merger. This will result in each holder of Gastar common stock receiving one new share of Gastar USA common stock for each share of Gastar common stock held immediately prior to the merger; and

•	Each outstanding option and warrant issued under our equity compensation plans for the purchase or receipt of, or payment based on, shares of Gastar common stock will represent the right to purchase or receive, or receive payment based on, as applicable, the same number of shares of common stock of Gastar USA on the same terms, subject to limited adjustments that Gastar USA is permitted to make under the merger agreement.

Amendment of Merger Agreement

Pursuant to the terms of the merger agreement, to the extent permitted by DGCL, the merger agreement may be supplemented, amended or modified, at any time prior to the consummation of the merger (event after adoption by our stockholders), by the mutual consent of the parties thereto.

Possible Abandonment

Pursuant to the merger agreement, the Board of Directors of Gastar may exercise its discretion to terminate the merger agreement, and therefore abandon the merger, at any time prior to the Effective Time, including after the adoption of the merger agreement by Gastar’s stockholders.

Conditions to Completion of the Merger

Unless, among other things, the following conditions are satisfied or, if allowed by law, waived, the merger, and therefore the reorganization, will not be completed:

•	This merger agreement shall have been approved and adopted by the requisite vote of stockholders of Gastar at a meeting of the stockholders of Gastar or by written consent in lieu thereof;

•	No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order that is in effect shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality that prohibits or makes illegal the consummation of the merger or the transactions contemplated by the merger agreement;

•	This Proxy Statement shall have been cleared for mailing by the SEC under the Exchange Act and no proceeding for the purpose of stopping the solicitation of proxies from holders of Gastar common stock by Gastar shall have been initiated or, to the knowledge of Gastar USA or Gastar, threatened by the SEC and not concluded or withdrawn. Gastar and Gastar USA shall have obtained legal advice or “no-action” advice from the staff of the SEC, or both, in support of the conclusion that neither the solicitation of proxies pursuant to this Proxy Statement in favor of the merger nor the issuance of Gastar USA common stock pursuant to the merger will require registration under the Securities Act, in each case mutually satisfactory to Gastar and Gastar USA;

•	Gastar USA common stock to be issued pursuant to the merger has been authorized for listing on the NYSE MKT LLC, subject to official notice of issuance and satisfaction of other standard conditions;

•	All material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of Gastar or Gastar USA or their subsidiaries to consummate the merger have been obtained or made;

•	All consents required under instruments evidencing material amounts of indebtedness and all material consents required under other material contracts with Gastar or Gastar USA or their subsidiaries have been obtained; and

•	Any and all opinions, rulings, confirmation or other guidance with respect to tax matters associated with the reorganization from applicable governmental bodies and our external advisors that Gastar and Gastar USA mutually determine to be necessary and advisable have been obtained.

Our Board of Directors does not intend to waive any of these conditions unless it determines that doing so in furtherance of the reorganization is in the best interest of our stockholders, despite the condition(s) not being satisfied in whole or in part. Notwithstanding the foregoing, our Board of Directors reserves the right to defer or abandon the merger.

With respect to obtaining required consents from third parties, Gastar and its subsidiaries are parties to certain agreements that require the consent of third parties prior to implementation of the merger. We have received some of these consents and believe that we will obtain all of the remaining material consents required prior to the completion of the merger, and that the failure to obtain any other consents will not have a material adverse effect on our business or our ability to complete the merger.

Stock Compensation and Benefits Plans and Programs

At the Effective Time, each stock option, restricted share and performance based unit outstanding with respect to Gastar’s common stock will be converted into an award with respect to the common stock of Gastar USA and will remain otherwise subject to the same terms and conditions (including vesting) that such awards are currently subject to, except that performance under all performance-based units will be determined based upon the stock price of Gastar USA rather than Gastar.

Effective Time

We anticipate that the merger will become effective prior to January 31, 2014. Our Board of Directors will have the right, however, to defer or abandon the merger at any time if it concludes that the completion of the reorganization would not be in the best interests of Gastar or our stockholders.

Management of Gastar USA

Immediately after the Effective Time, the directors and officers of Gastar USA will be the same as the directors and officers of Gastar immediately prior to the Effective Time. If the merger is completed, the members of the Gastar USA Board of Directors will serve until the earlier of the next meeting of stockholders at which an election of directors is required or until their successors are elected, and the officers will serve until their successors are elected and qualified, unless removed sooner in accordance with Gastar USA bylaws, as amended, or until their death, resignation or removal. Gastar USA will not have a classified board, and all directors will stand for re-election at Gastar USA’s annual meeting expected to be held in June 2014.

The principal officers of Gastar USA shall be elected annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his or her successor is elected and qualified, unless removed sooner as provided for in the Second Amended and Restated Bylaws of Gastar USA, or until his or her earlier death, resignation or removal.

No “Golden Parachute Compensation” for Named Executive Officers

Neither Gastar nor Gastar USA has entered into any agreement or understanding, whether written or unwritten, with any of the named executive officers pursuant to which any named executive officer would be entitled to receive compensation, whether present, deferred or contingent, that is based on or otherwise relates to the merger and is reportable under Item 402(t) of Regulation S-K under the Securities Act, and thus no advisory vote pursuant to Rule 14a-21(c) of the Exchange Act is required to be conducted at the Special Meeting in connection with the Proxy Statement or the merger.

Corporate Name Following the Completion of the Merger

In connection with the completion of the merger, Gastar USA intends to change its registered name to “Gastar Exploration, Inc.” As such, all references to Gastar USA in this Proxy Statement will be applicable to this entity going forward after completion of the merger and subsequent change of registered name.

Recommendation and Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Gastar common stock entitled to vote at the Special Meeting is required to approve the proposal to adopt the merger agreement. Our Board of Directors believes that the merger, to be effected by the merger agreement, is advisable and in the best interests of Gastar and our stockholders. ACCORDINGLY, OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT.

Rights of Dissenting Stockholders

Under the DGCL, you will not have appraisal rights in connection with the merger because, among other reasons, the Gastar USA shares of common stock you will receive in the merger will be listed on the NYSE MKT.

Stock Exchange Listings

Gastar common stock is currently listed on the NYSE MKT under the symbol “GST.” There is currently no established public trading market for Gastar USA common stock. However, it is a condition to the completion of the merger that the common stock of Gastar USA will be authorized for listing on the NYSE MKT, subject to official notice of issuance and satisfaction of other standard conditions. As such, we expect that as of the Effective Time, Gastar USA common stock will be authorized for listing on the NYSE MKT, and we expect such stock will be traded on this exchange under the symbol “GST.” Following the completion of the merger, Gastar will cease to exist as a public company and will cease to be subject to the reporting requirements under the Exchange Act.

Dividends

Gastar has never declared or paid any cash dividends on its common stock. We anticipate that we will retain future earnings, if any, to satisfy our operational and other cash needs and do not anticipate paying any cash dividends on our common stock in the foreseeable future. In addition, our revolving credit facility prohibits us from paying cash dividends on our common stock as long as any debt remains outstanding under the facility. Pursuant to the provisions of the DGCL, Gastar USA’s board will only permitted to declare and pay dividends on Gastar USA common stock either (i) out of Gastar USA’s surplus, as defined in and computed in accordance with Section 154 and Section 244 of the DGCL, or (ii) in the case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Gastar USA will pay cumulative dividends when, as and if declared on the Series A Preferred Stock at a fixed rate of 8.625% per annum of the $25.00 per share liquidation preference, or $2.15625 per share outstanding each year, and the Series B Preferred Stock at a fixed rate of 10.75% per annum of the $25.00 per share liquidation preference, or $2.6875 per share outstanding each year. Under Gastar USA’s current credit agreement, payment of preferred stock dividends are limited to $20.0 million in the aggregate in each calendar year as long as the current availability under the revolving credit facility equals at least 5%.

Following the completion of the merger, subject to its obligation with respect to its outstanding preferred stock, Gastar USA anticipates that it will retain future earnings, if any, to satisfy operational and other cash needs and does not anticipate paying any cash dividends on its common stock in the foreseeable future.

Material U.S. Federal Income Tax Consequences of the Merger

It is a condition to the completion of the merger that Gastar receive an opinion from Bingham McCutchen, L.L.P., special tax counsel, that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The opinion will be based on the facts, representations, assumptions and exclusions set forth therein.

Accordingly, and on the basis of the opinion delivered in connection with the merger, U.S. Holders will not recognize income, gain or loss upon the exchange of the Gastar common stock for Gastar USA common stock in the merger.

Holders of Gastar common stock should consult their tax advisors to determine the tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the merger.

For further information, please refer to “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 22.

Other Considerations

Gastar USA Certificate of Incorporation and Bylaws

The approval by Gastar stockholders of the merger proposal will also constitute approval of the terms of the Gastar USA Amended and Restated Certificate of Incorporation and the Gastar USA Second Amended and Restated Bylaws, filed as Exhibit 3.1 and Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on October 28, 2013 by Gastar Exploration Ltd. and Gastar Exploration USA, Inc. The rights of Gastar stockholders under the Gastar USA Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws are substantially the same as the rights of stockholders of Gastar prior to the merger.

Description of Share Capital in Gastar USA

Authorized Share Capital

Following the completion of the merger, Gastar USA will be authorized to issue 275,000,000 shares of common stock, par value $0.001 per share, and 40,000,000 shares of preferred stock, par value $0.01 per share. The preferred shares are what is commonly referred to as “blank check” preferred shares and, therefore, Gastar USA’s Board of Directors may designate and create the preferred shares as shares of any series and determine the respective rights and restrictions of any such series. The rights, privileges, restrictions or conditions attaching to a class of shares may not be modified other than with the approval of the holders of such class, voting separately as a class. See also “—Changes to Rights of a Class or Series” and “—Voting” below.

As of the close of business on November 29, 2013, Gastar USA had 750 shares of common stock outstanding, all of which were owned by Gastar. If the merger is completed, Gastar USA will issue approximately 61,214,014 shares of common stock in the merger, and all of the common stock of Gastar USA owned by Gastar will be redeemed.

Additionally, as of the close of business on November 29, 2013, Gastar USA had 40,000,000 shares of its preferred stock authorized, of which 10,000,000 were authorized as 8.625% Series A Cumulative Preferred Stock, of which 3,958,160 shares were issued and outstanding, and 10,000,000 were authorized as 10.75% Series B Cumulative Preferred Stock, of which 2,140,000 shares were issued and outstanding, and all of which will remain outstanding following the merger without modification. For a description of the rights, privileges, restrictions and conditions attaching to these shares, please see Gastar USA’s Certificate of Designation of Rights and Preferences of 8.625% Series A Cumulative Preferred Stock (filed as Exhibit 3.3 to Gastar Exploration USA, Inc.’s Form 8-A filed on June 20, 2011. File No. 001-35211) and Gastar USA’s Certificate of Designation of Rights and Preferences of 10.75% Series B Cumulative Preferred Stock (filed as Exhibit 3.4 to Gastar Exploration USA, Inc.’s Form 8-A filed on November 1, 2013. File No. 001-35211).

Voting

Holders of Gastar USA common stock are entitled to receive notice of any meeting of stockholders and to one vote for each share held of record on all matters at all meetings of stockholders, except at a meeting where holders of a particular class or series of shares are entitled to vote separately. Gastar USA’s common stockholders have no cumulative voting rights and all members of Gastar USA’s Board of Directors are to be elected annually by plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Under Gastar USA’s bylaws, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances set forth in any Preferred Stock Designation, each stockholder having the right to vote is entitled at every meeting of stockholders to vote one vote for every share standing in his name on the record date fixed by the Board of Directors pursuant to the bylaws. Except as otherwise provided by law, the certificate of incorporation, any Preferred Stock Designation, the bylaws or any resolution adopted by a majority of the whole Board of Directors, all matters submitted to the stockholders at any meeting (other than the election of directors) shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Holders of outstanding shares of Gastar USA’s two series of preferred stock are not entitled to vote on the merger proposal.

Changes to Rights of a Class or Series

Gastar USA’s Amended and Restated Certificate of Incorporation contains a provision granting our Board of Directors the authority to fix by resolution the powers, preferences and rights, and the qualifications, limitations or restrictions in respect of any series of preferred stock. The Amended and Restated Certificate of Incorporation requires the vote of the holders of a majority of the voting power of all of its outstanding shares entitled to vote to increase or decrease the aggregate number of authorized shares of preferred stock unless a separate vote is otherwise required. In addition, under Delaware law, if the amendment to the certificate of incorporation would increase or decrease the par value of the shares of a class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, that class is entitled to vote separately on the amendment whether or not it is designated as voting stock. Furthermore, under Delaware law, if the proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for purposes of the class vote.

Quorum for General Meetings

A quorum of stockholders is present at a meeting of Gastar USA stockholders so long as the holders of one-third (33 1/3%) of the outstanding capital stock of Gastar USA entitled to vote at a meeting of stockholders is present in person, by remote communications, if applicable, or by proxy.

Dividend Rights

Subject to limitations contained in the DGCL and Gastar USA’s Amended and Restated Certificate of Incorporation, if any, the Board of Directors may declare and pay dividends upon its shares of capital stock, which dividends may be paid either in cash, in property or in additional Gastar USA capital stock. Subject to its obligation with respect to its outstanding preferred stock, Gastar USA anticipates that it will retain future earnings, if any, to satisfy its operational and other cash needs and does not anticipate paying any cash dividends on its common stock in the foreseeable future.

Gastar USA will pay cumulative dividends when, as and if declared on the Series A Preferred Stock at a fixed rate of 8.625% per annum of the $25.00 per share liquidation preference, or $2.15625 per share outstanding each year, and the Series B Preferred Stock at a fixed rate of 10.75% per annum of the $25.00 per share liquidation preference, or $2.6875 per share outstanding each year. Under Gastar USA’s current credit agreement, payment of preferred stock dividends are limited to $20.0 million in the aggregate in each calendar year as long as the current availability under the revolving credit facility equals at least 5%.

Rights Upon Liquidation

If Gastar USA is liquidated, dissolved or wound up, voluntarily or involuntarily, holders of Gastar USA common stock are entitled to share ratably in all net assets of Gastar USA available for distribution to the Gastar USA stockholders, after creditors of the corporation have been paid in full and after the payment in full of any preferential amounts to which holders of Gastar USA preferred stock may be entitled.

No Sinking Fund

The shares of Gastar USA common stock have no sinking fund provisions.

No Liability for Further Calls or Assessments

The shares of Gastar USA common stock to be issued in the merger will be duly and validly issued, fully paid and non-assessable.

No Preemptive Rights

Holders of Gastar USA common stock have no preemptive rights to purchase any additional shares of common stock issued by Gastar USA.

Redemption and Conversion

There are no provisions for redemption or conversion rights with respect to Gastar USA common stock.

Restrictions on Transfer

Gastar USA’s Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws do not impose any restrictions on transfer of Gastar USA’s common stock.

Other Class or Series of Stock

In addition to common stock, Gastar USA is authorized to issue 40,000,000 shares of preferred stock, par value $0.01 per share. The preferred shares are what is commonly referred to as “blank check” preferred shares, and, therefore, Gastar USA’s Board of Directors may designate and create the preferred shares as shares of any series and determine the respective rights and restrictions of any such series. The rights, privileges, restrictions or conditions attaching to a class of shares may not be modified other than with the approval of the holders of such class, voting separately as a class.

As of November 29, 2013, Gastar USA had 3,958,160 shares of 8.625% Series A Cumulative Preferred Stock outstanding and 2,140,000 shares of 10.75% Series B Cumulative Preferred Stock outstanding, all of which will remain outstanding following the merger. For a description of the rights, privileges, restrictions and conditions attaching to these shares, please see Gastar USA’s Certificate of Designation of Rights and Preferences of 8.625% Series A Cumulative Preferred Stock (filed as Exhibit 3.3 to Gastar Exploration USA, Inc.’s Form 8-A filed on June 20, 2011. File No. 001-35211) and Gastar USA’s Certificate of Designation of Rights and Preferences of 10.75% Series B Cumulative Preferred Stock (filed as Exhibit 3.4 to Gastar Exploration USA, Inc.’s Form 8-A filed on November 1, 2013. File No. 001-35211).

Holders of Gastar USA’s two series of preferred stock will generally only be entitled to vote on certain acquisitions and share exchange transactions and changes that would be materially adverse to the rights of holders of such preferred stock. However, if cash dividends on any outstanding series of preferred stock have not been paid in full for any monthly dividend period for any four consecutive or non-consecutive quarterly periods, or if Gastar USA fails to maintain the listing of such series of preferred stock on a national exchange for at least 180 consecutive days after such series of preferred stock becomes eligible for listing on a national exchange, the holders of such series of preferred stock, voting separately as a class with holders of all other series of outstanding preferred stock upon which like voting rights have been conferred and are exercisable, will have the right to elect two directors to serve on the board of directors of Gastar USA in addition to those directors then serving until such time as such series of preferred stock becomes listed on a national exchange or the dividend arrearage is eliminated.

Additionally, the affirmative consent of holders of at least 66 2/3% of each outstanding series of preferred stock will be required for the issuance of any shares of Gastar USA stock ranking senior to such preferred stock in respect of payment of dividends and amounts upon liquidation, dissolution or winding up, or for amendments to Gastar USA’s certificate of incorporation by merger or otherwise that would affect adversely the rights of holders of such series of preferred stock.

Transfer Agent

The transfer agent and registrar for Gastar USA’s common stock will be American Stock Transfer & Trust Company, LLC.

Anti-Takeover Provisions

Delaware law provides additional powers that may allow Gastar USA to make it potentially less vulnerable to hostile takeover attempts. These powers include the ability to:

•	require that notice of nominations for directors be given to the corporation prior to a meeting where directors will be elected, which may give management an opportunity to make a greater effort to solicit its own proxies;

•	only allow the board of directors to call a special meeting of stockholders, which may thwart a hostile bidder’s ability to call a meeting to make disruptive changes;

•	eliminate stockholders’ action by written consent, which would restrict a hostile bidder’s actions to a meeting scenario; and

•	provide that the power to determine the number of directors and to fill vacancies be vested solely in the board, so that the incumbent board, not a hostile bidder, would control vacant board positions.

Gastar USA’s Amended and Restated Certificate of Incorporation and/or Second Amended and Restated Bylaws provide it with the power to:

•	require prior notice of director nominations;

•	only allow the board of directors or its chief executive officer to call a special meeting of stockholders;

•	authorize the board to determine the number of directors and to fill vacancies on the board;

•	require supermajority voting for some amendments to the certificate of incorporation; and

•	issue “blank check” preferred stock.

Comparison of Rights of Stockholders

The rights of stockholders of Gastar are substantially the same as the rights of stockholders of Gastar USA.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the outstanding common stock of Gastar will be required to approve this Proposal 1, which will also constitute approval of the adoption of the merger agreement. Abstentions and broker non-votes will effectively be votes “against” the merger proposal.

The Board of Directors unanimously recommends that stockholders vote “FOR” Proposal No. 1 to approve the adoption of the merger agreement, all as described above.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following discussion sets forth the material U.S. federal income tax consequences of the merger to U.S. Holders (as defined below) of Gastar common stock. This discussion is based on current provisions of the Code, the U.S. Treasury Regulations promulgated thereunder, judicial decisions, published positions of the U.S. Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date of this Proxy Statement and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion applies only to U.S. holders (as defined below) that hold Gastar common stock and that will hold Gastar USA common stock as a capital asset (generally property held for investment). In addition, this discussion does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or to holders subject to special treatment under the U.S. federal income tax laws, including:

•	banks, insurance companies or other financial institutions;

•	entities that are tax-exempt for U.S. federal income tax purposes;

•	broker-dealers, regulated investment companies or real estate investment trusts;

•	persons holding Gastar common stock as part of a hedge, straddle, conversion or other “synthetic security” or integrated transaction;

•	former U.S. citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	foreign persons;

•	partnerships or other pass-through entities and holders of interests therein;

•	persons who acquired their common stock in Gastar pursuant to the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan; and

•	persons who exercise dissenter’s rights.

In addition, the discussion does not address the Medicare tax on net investment income, any U.S. federal tax consequences other than income tax consequences (such as U.S. estate or gift tax consequences), any alternative minimum tax consequences or any tax consequences arising under state, local or non-U.S. tax law.

As used in this summary, the term “U.S. Holder” means a beneficial owner of Gastar common stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is taxable in the United States regardless of its source; or

•	a trust, the administration of which is subject to the primary supervision of a U.S. court and one or more United States persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Gastar common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Gastar common stock, you should consult your tax advisor regarding the tax consequences of the merger.

All holders are encouraged to consult their tax advisors about the U.S. federal tax consequences of the merger, as well as any tax consequences that may arise under the laws of any state, local, foreign, or other applicable taxing jurisdiction or under any applicable tax treaty and any applicable reporting requirements.

Tax Consequences of the Merger to Gastar Stockholders

It is a condition to the completion of the merger that Gastar receive an opinion from Bingham McCutchen, L.L.P., our special tax counsel, that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The opinion will be based on the facts, representations, assumptions and exclusions set forth therein. Gastar has not requested nor will it request a private letter ruling from the IRS as to the tax consequences of the merger. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain a contrary position to any of those set forth below. In addition, if any of the representations or assumptions upon which the opinion is based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected.

Accordingly, and on the basis of the opinion delivered in connection with the merger, the U.S. federal income tax consequences of the merger to U.S. Holders are as follows:

•	U.S. Holders will not recognize income, gain or loss upon the exchange of the Gastar common stock for Gastar USA common stock in the merger;

•	the aggregate tax basis of Gastar USA common stock received by a U.S. Holder in the merger will be the same as such U.S. Holder’s aggregate tax basis in Gastar common stock surrendered in the merger;

•	the holding period of Gastar USA common stock received by a U.S. Holder in the merger will include the holding period of the Gastar common stock surrendered by such U.S. Holder; and

•	U.S. Holders who acquired different blocks of Gastar common stock at different times or at different prices will allocate the Gastar USA common stock received in the merger on a pro rata basis to each block of Gastar common stock surrendered, and the basis and holding period of each block of Gastar USA common stock received will be determined on a block-for-block basis depending on the basis and holding period of the blocks of Gastar common stock exchanged for such block of Gastar USA common stock.

Failure to Qualify as a Reorganization

If the merger fails to qualify as a reorganization under Section 368(a) of the Code, a U.S. Holder of shares of Gastar common stock would be treated as if it had sold such shares in a taxable transaction. In such event, a U.S. Holder would recognize gain or loss equal to the difference between the U.S. Holder’s basis in its shares of Gastar common stock and the fair market value of the Gastar USA shares received in exchange therefor, such U.S. holder’s aggregate basis in the shares of Gastar USA common stock it receives would equal their fair market value at such time, and its holding period in such shares would begin the day after the merger.

Reporting Requirements

A U.S. Holder that receives shares of Gastar USA common stock as a result of the merger will be required to retain records pertaining to the merger. Each U.S. Holder that is required to file a U.S. tax return and that is a “significant holder” that receives Gastar USA common stock will be required to file a statement with the significant holder’s U.S. federal income tax return setting forth such significant holder’s basis (determined immediately before the merger) in the Gastar common stock and the fair market value (determined immediately before the merger) of the Gastar common stock that is exchanged. A “significant holder” is a U.S. Holder that receives shares of Gastar USA common stock in the merger and that, immediately before the merger, owned at least 5% of the outstanding stock of Gastar (by vote or value) immediately before the merger. The preceding discussion of certain U.S. federal income tax considerations is for general information only and is not tax advice. Each holder of Gastar common stock is encouraged to consult its own tax advisor regarding the particular U.S. federal, state, local and foreign tax consequences of the merger.

Tax Consequences of the Merger to Gastar and Gastar USA

Neither Gastar nor Gastar USA will recognize any gain or loss for U.S. federal income tax purposes as a result of the merger.

IMPORTANT INFORMATION ABOUT GASTAR EXPLORATION, INC.

AND GASTAR EXPLORATION USA, INC.

Our Business

For important information about our business, including management’s discussion and analysis of our financial condition and results of operations and the quantitative and qualitative disclosures about the market risks that we are exposed to, please see Gastar and Gastar USA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as amended, and Gastar and Gastar USA’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013.

Additional information relating to Gastar and Gastar USA, including any materials that we have filed with the SEC, is available on our website at www.gastar.com. You may also obtain copies of any materials that we have filed with the SEC at www.sec.gov.

Financial Statements and Information

Our audited financial statements (including the consolidated balance sheets of Gastar and its subsidiaries (including Gastar USA) as of December 31, 2012 and 2011, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2012) are included in Gastar and Gastar USA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as amended.

Our unaudited financial statements for the three and nine month periods ended September 30, 2013 and 2012 are included in Gastar and Gastar USA’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013.

Financial information in respect of Gastar and Gastar USA is provided in the aforementioned audited financial statements and Annual Report. Copies of the financial statements and Annual Report are available upon request from:

Gastar Exploration, Inc.

1331 Lamar Street, Suite 650

Houston, Texas 77010

Attention: Michael A. Gerlich

Telephone: (713) 739-1800

Certain Relationships and Related Transactions

Management of Gastar is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any director or executive officer of Gastar or Gastar USA or anyone who has held office as such since the beginning of Gastar’s last financial year or of any associate or affiliate of any of the foregoing in any matter to be acted on at the Special Meeting, other than an interest that would apply to any stockholder of Gastar common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information about the beneficial ownership of Gastar common stock by:

•	Each of Gastar’s directors;

•	Each of Gastar’s executive officers;

•	All of Gastar’s executive officers and directors as a group; and

•	Each person known to us to be the beneficial owner of more than 5% of Gastar’s outstanding common stock.

The table below is based upon information supplied by executive officers, directors, principal stockholders and from documents filed with the SEC. Applicable percentages are based on 61,214,014 shares of common stock outstanding on November 29, 2013. To the knowledge of our directors and executive officers, as of November 29, 2013, no person, firm or corporation owns, directly or indirectly, or exercise control or direction over voting securities carrying more than 5% of the voting rights attached to any class of Gastar’s voting securities, except as indicated below. Unless otherwise stated and subject to community property laws where applicable, management believes that all persons named in the following table have sole voting and investment power over all shares of Gastar’s common stock reported as beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Greater than 5% stockholders:
Global Undervalued Securities Master Fund, L.P.	3,442,660	5.6%
Blackrock, Inc.	6,225,202	10.2%
Non-employee directors(1):
John H. Cassels(2)	117,283	*
Randolph C. Coley(3)	158,805	*
Robert D. Penner(4)	220,532	*
John M. Selser Sr.(5)	266,209	*
Executive Officers(1):
J. Russell Porter, President and Chief Executive Officer(6)	1,801,099	2.9%
Michael A. Gerlich, Senior Vice President and Chief Financial Officer(7)	826,579	1.4%
Michael McCown(8)	312,739	*
Directors and executive officers, as a group (7 persons)	3,703,786	6.1%

*	Less than 1%.
(1)	The contact address for directors and executive officers is 1331 Lamar Street, Suite 650, Houston, Texas 77010.
(2)	As of November 29, 2013, Mr. Cassels owned 13,743 shares of common stock directly and beneficially held 103,540 unvested shares of restricted common stock. Individuals holding unvested shares of restricted common stock have the right to vote that common stock.
(3)	As of November 29, 2013, Mr. Coley owned 21,515 shares of common stock directly, beneficially held 107,290 unvested shares of restricted common stock, and held options to purchase 40,000 shares of common stock, 30,000 of which currently are vested or will vest or will be exercisable within 60 days of November 29, 2013 regardless of trading price. Individuals holding unvested shares of restricted common stock have the right to vote that common stock.
(4)	As of November 29, 2013, Mr. Penner owned 58,243 shares of common stock directly, beneficially held 107,289 unvested shares of restricted common stock, and held options to purchase 55,000 shares of common stock, all of which currently are vested and exercisable as of November 29, 2013 regardless of trading price. Individuals holding unvested shares of restricted common stock have the right to vote that common stock.

(5)	As of November 29, 2013, Mr. Selser owned 70,920 shares of common stock directly, beneficially held 120,289 unvested shares of restricted common stock, and held options to purchase 75,000 shares of common stock, all of which currently are vested and exercisable as of November 29, 2013 regardless of trading price. Individuals holding unvested shares of restricted common stock have the right to vote that common stock.
(6)	As of November 29, 2013, Mr. Porter owned 772,082 shares of common stock directly, beneficially held 769,017 unvested shares of restricted common stock, and held options to purchase 260,000 shares of common stock, all of which currently are vested and exercisable as of November 29, 2013 regardless of trading price. Individuals holding unvested shares of restricted common stock have the right to vote that common stock.
(7)	As of November 29, 2013, Mr. Gerlich owned 282,823 shares of common stock directly, beneficially held 393,756 unvested shares of restricted common stock, and held options to purchase 150,000 shares of common stock, all of which currently are vested and exercisable as of November 29, 2013 regardless of trading price. Individuals holding unvested shares of restricted common stock have the right to vote that common stock.
(8)	As of November 29, 2013, Mr. McCown owned 56,617 shares of common stock directly and beneficially held 256,122 unvested shares of restricted common stock. Individuals holding unvested shares of restricted common stock have the right to vote that common stock.

HOUSEHOLDING OF PROXY MATERIALS

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same last name and address will receive only one copy of the proxy materials unless we have received instructions from one or more of such stockholders that they would like to receive multiple copies. This procedure reduces duplicate mailings and saves significant printing costs and postage fees. Stockholders who receive a household mailing this year and who would like to receive additional copies of the proxy materials (including with respect to those materials that may be delivered to stockholders in connection with future annual or special meetings of stockholders) should contact us by written notification to our corporate offices at 1331 Lamar Street, Suite 650, Houston, Texas 77010 or by telephone at (713) 739-1800, and upon receipt of such request, we will promptly provide separate copies of the proxy materials. Stockholders who currently receive multiple copies of the proxy materials at their shared address and would like to request “householding” of their communications should notify us of the same at the contact information set out above.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Pursuant to the various rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy materials for our annual meetings must comply with the requirements of Rule 14a-8 under the Exchange Act. Under Rule 14a-8, such proposal must be submitted to our Secretary at our principal executive office so that the Secretary receives it not less than 120 calendar days before the date of the company’s proxy statement released to stockholders in connection with the previous year’s annual meeting. As such, stockholders who wish to submit a proposal must do so by February 6, 2014. However, if the date of the 2014 annual meeting of stockholders is changed by more than 30 days from June 5, 2014, the deadline is a reasonable time prior to our printing of the proxy materials, which deadline will be communicated to the stockholders in our public filings.

Under Rule 14a-4(c) of the Exchange Act, the Board of Directors may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2014 Annual General and Special Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how the Board of Directors intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before March 13, 2014, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of the matter after March 13, 2014, and the matter nonetheless is permitted to be presented at the 2014 Annual General and Special Meeting of Stockholders, the Board of Directors may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

ADDITIONAL INFORMATION

Additional information relating to us is filed with the SEC at www.sec.gov. Stockholders may contact us at 1331 Lamar Street, Suite 650, Houston, Texas 77010 to request at no charge copies of our Annual Report on Form 10-K for 2012, as amended, which includes our financial statements for the year ended December 31, 2012.

*    *    *

Appendices:

Appendix A—Agreement and Plan of Merger

APPENDIX A

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of                     , 2014, is among Gastar Exploration, Inc., a Delaware corporation (“Gastar Delaware”) and Gastar Exploration USA, Inc., a Delaware corporation and a direct subsidiary whose common stock is wholly owned by Gastar Delaware (“Gastar USA”).

RECITALS

WHEREAS, prior to the date hereof, Gastar Exploration Ltd., an Alberta, Canada corporation and the predecessor of Gastar Delaware (the “Predecessor”), adopted a special resolution of stockholders approving a plan of arrangement under Section 193 of the Business Corporations Act (Alberta) pursuant to which, among other things, the Predecessor was continued as if it had been incorporated under the laws of the State of Delaware;

WHEREAS, as of the date hereof, the authorized capital stock of Gastar Delaware consists of (i) 275,000,000 shares of common stock, par value $0.001 per share (“Gastar Delaware Common Stock”), of which approximately             shares are issued and outstanding, approximately             shares are reserved for issuance under the Plan (as defined below) and upon exercise of outstanding Gastar Delaware Equity Awards (as defined below), and no shares are held in treasury, and (ii) 40,000,000 shares of preferred stock, par value $0.01 per share (“Gastar Delaware Preferred Stock”), of which none is outstanding;

WHEREAS, as of the date hereof, the authorized capital stock of Gastar USA consists of (i) 275,000,000 shares of common stock, par value $0.001 per share (“Gastar USA Common Stock”), of which 750 shares are issued and outstanding and no shares are held in treasury, and (ii) 40,000,000 shares of preferred stock, par value $0.01 per share (“Gastar USA Preferred Stock”), of which 3,958,160 shares of 8.675% Series A Cumulative Preferred Stock and 2,140,000 preferred shares of 10.75% Series B Cumulative Preferred Stock are issued and outstanding;

WHEREAS, the Board of Directors of Gastar Delaware and the sole director of Gastar USA have each unanimously determined that it is advisable and in the best interests of their respective stockholders that Gastar Delaware merge with and into Gastar USA, with Gastar USA surviving the merger (sometimes hereinafter referred to as the “Surviving Company”), and converting each outstanding share of Gastar Delaware Common Stock into one share of Gastar USA Common Stock, all in accordance with the terms of this Agreement;

WHEREAS, the Board of Directors of Gastar Delaware has unanimously determined that it is advisable and in the best interests of its stockholders to reorganize Gastar Delaware’s operations, such that the public company owned by its stockholders is Gastar USA;

WHEREAS, the Board of Directors of Gastar Delaware and the sole director of Gastar USA have each approved this Agreement and the merger of Gastar Delaware with and into Gastar USA upon the terms and subject to the conditions set forth in this Agreement (the “Merger”);

WHEREAS, the Board of Directors of Gastar Delaware and the sole director of Gastar USA have each declared advisable this Agreement and the Merger upon the terms and subject to the conditions set forth in this Agreement, and the Board of Directors of Gastar Delaware and the sole director of Gastar USA have each unanimously determined to recommend to their respective stockholders the adoption of this Agreement and the approval of the Merger, subject to the terms and conditions hereof and in accordance with the provisions of the General Corporation Law of the State of Delaware (the “DGCL”); and

WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Gastar Delaware and Gastar USA hereby agree as follows:

ARTICLE 1

THE MERGER

1.1 The Merger. In accordance with Section 251 of the DGCL, and subject to and upon the terms and conditions of this Agreement, Gastar Delaware shall, at the Effective Time (as defined below), be merged with and into Gastar USA, the separate corporate existence of Gastar Delaware shall cease and Gastar USA shall continue as the Surviving Company. At the Effective Time, the effect of the Merger shall be as provided in the DGCL.

1.2 Effective Time. The Merger shall become effective as soon as practicable following satisfaction or waiver of all conditions precedent to the Merger upon the filing of a Certificate of Merger with the Secretary of the State of the State of Delaware or a later date specified therein (the “Effective Time”).

1.3 Organizational Documents of the Surviving Company.

1.3.1 From and after the Effective Time, the Amended and Restated Certificate of Incorporation of Gastar USA, in the form currently in effect, shall be the Certificate of Incorporation of the Surviving Company until thereafter amended as provided therein or by applicable law, except that Article of the Amended and Restated Certificate of Incorporation of Gastar USA shall be amended to read in its entirety as follows:

“The name of the corporation shall be Gastar Exploration, Inc.”.

1.3.2 From and after the Effective Time, the Second Amended and Restated Bylaws of Gastar USA, in the form currently in effect, shall continue to be the bylaws of the Surviving Company (the “Surviving Company Bylaws”) until thereafter amended as provided therein or by applicable law.

1.4 Directors. The directors of Gastar Delaware immediately prior to the Effective Time shall be the directors of the Surviving Company and shall hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Company Bylaws or as otherwise provided by law.

1.5 Officers. The officers of Gastar Delaware immediately prior to the Effective Time shall be the officers of the Surviving Company and shall hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Company Bylaws or as otherwise provided by law.

1.6 Additional Actions. Subject to the terms of this Agreement, the parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger and to comply with the requirements of the DGCL. If, at any time after the Effective Time, the Surviving Company shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Company its right, title or interest in, to or under any of the rights, properties or assets of either of Gastar Delaware acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of Gastar Delaware, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Gastar Delaware or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Company or otherwise to carry out this Agreement.

1.7 Conversion and Cancellation of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Gastar Delaware, Gastar USA or the holder of any of the following securities:

1.7.1 Each share of Gastar Delaware Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares held in treasury, if any, which shall be automatically cancelled and retired without the payment of any consideration therefor) shall be converted into one duly issued, fully paid and nonassessable share of Gastar USA Common Stock (the “Merger Consideration”).

1.7.2 Each issued and outstanding share of Gastar USA Common Stock owned by Gastar Delaware immediately prior to the Merger shall automatically be cancelled and retired and shall cease to exist.

1.7.3 From and after the Effective Time, holders of certificates formerly evidencing Gastar Delaware Common Stock shall cease to have any rights as stockholders of Gastar Delaware, except as provided by law; provided, however, that such holders shall have the rights set forth in Section 1.8 herein.

1.7.4 In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders Gastar Delaware Common Stock in connection with the Merger.

1.7.5 Each share of Gastar USA Preferred Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding after the Effective Time and shall have the same rights and privileges associated with the Gastar USA Preferred Stock prior to the Merger. Any and all obligations of Gastar USA with respect to the Gastar USA Preferred Stock prior to the Merger shall, after the Effective Time, be obligations of the Surviving Company.

1.8 No Surrender of Certificates; Direct Registration of Gastar USA Common Stock. At the Effective Time, each outstanding share of Gastar Delaware Common Stock (other than any shares of Gastar Delaware Common Stock to be cancelled in accordance with Section 1.7.1) shall automatically represent the same number of shares of Gastar USA Common Stock without any further act or deed by the stockholders of Gastar Delaware and record of such ownership shall be kept in uncertificated, book entry form in records maintained by the Surviving Company or its designated stock transfer agent. Until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding stock certificate that, immediately prior to the Effective Time, evidenced Gastar Delaware Common Stock (or the common shares of its Predecessor) shall, from and after the Effective Time, be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of Gastar USA Common Stock.

1.9 Stock Transfer Books. At the Effective Time, the stock transfer books of Gastar Delaware shall be closed and thereafter shall be no further registration of transfers of shares of Gastar Delaware Common Stock theretofore outstanding on the records of Gastar Delaware. From and after the Effective Time, the holders of certificates representing shares of Gastar Delaware Common Stock (or the common shares of its Predecessor) outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Gastar Delaware Common Stock except as otherwise provided in this Agreement or by law. On or after the Effective Time, any stock certificates presented to an exchange agent appointed by Gastar USA or the Surviving Company for any reason shall solely represent the right to receive the Merger Consideration issuable in respect of the shares of Gastar Delaware Common Stock formerly represented by such certificates without any interest thereon.

1.10 Plan of Reorganization. This Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g). Each party hereto shall use its commercially reasonable efforts to cause the Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying, as a reorganization within the meaning of Section 368(a) of the Code.

1.11 Successor Issuer. It is the intent of the parties hereto that Gastar USA be deemed a “successor issuer” of Gastar Delaware in accordance with Rule 12g-3 under the Securities Exchange Act of 1934, as amended, and Rule 414 under the Securities Act of 1933, as amended. At or after the Effective Time, Gastar USA shall file

(i) an appropriate Current Report on Form 8-K describing the Merger and (ii) appropriate pre-effective and/or post-effective amendments, as applicable, to any Registration Statements of Gastar Delaware (or its Predecessor) on Form S-8.

ARTICLE 2

ACTIONS TO BE TAKEN IN CONNECTION WITH THE MERGER

2.1 Conversion of Gastar Delaware Awards. At the Effective Time, (a) Gastar USA will assume sponsorship of the Gastar Exploration Ltd. 2006 Long-Term Stock Incentive Plan, as amended (the “Plan”), including all shares available for issuance thererunder and (b) all outstanding restricted shares of Gastar Delaware Common Stock (“Gastar Delaware Restricted Shares”), options to purchase Gastar Delaware Common Stock (“Gastar Delaware Options”) and performance-based units with respect to Gastar Delaware Common Stock (“Gastar Delaware PBUs”) (collectively with Gastar Delaware Restricted Shares and Gastar Delaware Options, “Gastar Delaware Equity Awards”), whether granted pursuant to the Plan or otherwise and whether or not then vested or exercisable, will be converted into an award with respect to the same number of shares of Gastar USA Common Stock. Each Gastar Delaware Equity Award so converted pursuant to this Agreement will continue to have, and be subject to, the same terms and conditions as set forth in the Plan and any agreements thereunder immediately prior to the Effective Time (including, without limitation, the vesting schedule (without acceleration thereof by virtue of the Merger and the transactions contemplated hereby) and per share exercise price), except that (i) each Gastar Delaware Equity Award will be exercisable (or will become exercisable in accordance with its terms) for, or shall be denominated with reference to, that number of shares of Gastar USA Common Stock equal to the number of shares of Gastar Delaware Common Stock that were subject to such Gastar Delaware Equity Award immediately prior to the Effective Time and (ii) the performance metrics pursuant to all Gastar Delaware PBUs will be determined with respect to the stock price of Gastar USA rather than Gastar Delaware. The conversion of any Gastar Delaware Options into options to purchase Gastar USA Common Stock shall be conducted in a manner that complies with the requirements of Section 409A of the Code and, with respect to any such Gastar Delaware Options that are “incentive stock options” within the meaning of Section 422 of the Code, shall be made in a manner consistent with Section 424(a) of the Code so as not to constitute a “modification” of such Company Options within the meaning of Section 424 of the Code. From and after the Effective Time, no options or other equity-based awards with respect to Gastar Delaware Common Stock shall remain outstanding.

2.2 Assignment and Assumption of Agreements. Effective as of the Effective Time, Gastar Delaware hereby assigns to Gastar USA, and Gastar USA hereby assumes and agrees to perform, all obligations of Gastar Delaware pursuant to the Plan, each stock option agreement and restricted stock agreement entered into pursuant to the Plan, and each outstanding Gastar Delaware Equity Award granted thereunder.

2.3 Reservation of Shares. On or prior to the Effective Time, Gastar USA will reserve sufficient shares of authorized but unissued Gastar USA Common Stock to provide for the issuance of Gastar USA Common Stock upon exercise of the Gastar Delaware Equity Awards outstanding under the Plan.

2.4 Proxy Statement.

2.4.1 Prior to the Effective Time, Gastar Delaware shall have prepared and filed with the Securities and Exchange Commission (the “SEC”) a proxy statement in a form relating to the Stockholders’ Meeting (as defined below) (together with s form of proxy and any amendments thereof or supplements thereto, the “Proxy Statement”) stockholders. Each of Gastar USA and Gastar Delaware shall use its reasonable best efforts to cause a preliminary form of Proxy Statement to be filed with the SEC as soon as practicable and to be cleared by the SEC as promptly as practicable, and, prior to the effective date of Registration Statement, Gastar USA shall take all actions reasonably required under any applicable federal securities laws or state blue sky laws in connection with the issuance of shares of Gastar USA Common Stock pursuant to the Merger, including the obtaining of any “no-action” advice from the staff of the SEC, including advice supporting the conclusion that the issuance of Gastar USA Common Stock pursuant to the Merger will not require registration under the Securities Act of 1933, as amended (the “Securities Act”). As promptly as reasonably practicable after the Proxy Statement shall have been cleared by the SEC, Gastar Delaware shall mail or caused to be mailed or otherwise made available in accordance with the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Proxy Statement to its stockholders; provided, however, that the parties shall consult and cooperate with each other in determining the appropriate time for mailing or otherwise making available to Gastar Delaware’s stockholders the Proxy Statements in light of the date set for the Stockholders’ Meeting.

2.5 Meeting of Gastar Delaware Stockholders.

2.5.1 Meeting of Gastar Delaware Stockholders. Gastar Delaware shall take all action necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws to call, hold and convene a meeting of its stockholders to consider the adoption of this Agreement (the “Stockholders’ Meeting”) to be held no less than 10 nor more than 60 days following the distribution of the definitive Proxy Statement to its stockholders, to the extent required by the DGCL. Gastar Delaware will use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and approval of the Merger. Gastar Delaware may adjourn or postpone the Stockholders’ Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to its stockholders in advance of any vote on this Agreement and the Merger or, if as of the time for which the Stockholders’ Meeting is originally scheduled (as set forth in the Proxy) there are insufficient shares of Gastar Delaware Common Stock voting in favor of the adoption of this Agreement and approval of the Merger or represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Stockholders’ Meeting. Notwithstanding the foregoing, pursuant to the applicable sections of Gastar Delaware’s Certificate of Incorporation and Bylaws and the DGCL, the stockholders of Gastar Delaware may approve this Agreement and/or the Merger by written consent in lieu of a meeting of the stockholders.

2.6 Section 16 Matters. Prior to the Effective Time, the Board of Directors of Gastar Delaware or an appropriate committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3 promulgated under the Exchange Act) shall adopt a resolution consistent with the interpretive guidance of the SEC so that the receipt by any officer or director of Gastar Delaware who is a covered person for purposes of Section 16(a) of the Exchange Act of shares of Gastar USA Common Stock in exchange for shares of Gastar Delaware Common Stock or Gastar Delaware Options pursuant to this Agreement and the Merger is intended to be an exempt transaction pursuant to Section 16b-3 of the Exchange Act. Prior to the Effective Time, the sole director of Gastar USA or an appropriate committee of non-employee directors (as such term is defined for purposes of Rule 16b-3 promulgated under the Exchange Act) shall adopt a resolution consistent with the interpretive guidance of the SEC so that the receipt by any officer or director of the Gastar Delaware or Gastar USA who is a covered person for purposes of Section 16(a) of the Exchange Act of shares of Gastar USA Common Stock or options in exchange for shares of Gastar Delaware Common Stock or Gastar Delaware Options pursuant to this Agreement and the Merger is intended to be an exempt transaction for purposes of Section 16b-3 of the Exchange Act.

ARTICLE 3

CONDITIONS OF MERGER

3.1 Conditions Precedent. The obligations of the parties to this Agreement to consummate the Merger and the transactions contemplated by this Agreement shall be subject to fulfillment or waiver by the parties hereto at or prior to the Effective Time of each of the following conditions:

3.1.1 This Agreement and the Merger shall have been approved and adopted by the requisite vote of stockholders of Gastar Delaware at a meeting of the stockholders of Gastar Delaware or by written consent in lieu thereof.

3.1.2 No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order that is in effect shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality that prohibits or makes illegal the consummation of the Merger or the transactions contemplated hereby.

3.1.3 The Proxy Statement shall have been cleared for mailing by the SEC under the Exchange Act and no proceeding for the purpose of stopping the solicitation of proxies from holders of Gastar Delaware Common Stock by Gastar Delaware shall have been initiated or, to the knowledge of Gastar USA or Gastar Delaware, threatened by the SEC and not concluded or withdrawn. Gastar Delaware and Gastar USA shall have obtained legal advice or “no-action” advice from the staff of the SEC, or both, in support of the conclusion that neither the solicitation of proxies pursuant to the Proxy Statement in favor of the Merger nor the issuance of Gastar USA Common Stock pursuant to the Merger will require registration under the Securities Act, in each case mutually satisfactory to Gastar Delaware and Gastar USA.

3.1.4 The Gastar USA Common Stock to be issued pursuant to the Merger shall have been approved for listing on the NYSE MKT LLC, subject to official notice of issuance and satisfaction of other standard conditions.

3.1.5 All material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of Gastar Delaware or Gastar USA or their subsidiaries to consummate the Merger shall have been obtained or made.

3.1.6 All consents required under instruments evidencing material amounts of indebtedness and all material consents required under other material contracts with Gastar Delaware or Gastar USA or their subsidiaries shall have been obtained.

3.1.7 Any and all opinions, rulings, confirmation or other guidance with respect to tax matters associated with the reorganization from applicable governmental bodies and the external advisors of Gastar Delaware and Gastar USA mutually determined to be necessary and advisable shall have been obtained.

ARTICLE 4

COVENANTS

4.1 Listing of Gastar USA Common Stock. Gastar USA will use its best efforts to obtain, at or before the Effective Time, confirmation of listing on the NYSE MKT LLC of the Gastar USA Common Stock issuable pursuant to the Merger.

4.2 The Plan. Gastar Delaware and Gastar USA will take or cause to be taken all actions necessary or desirable in order to implement the assumption by Gastar USA pursuant to Section 2.1 of this Agreement of the Plan, each stock option agreement or restricted stock agreement entered into pursuant thereto, and each Gastar Delaware Equity Award granted thereunder, all to the extent deemed appropriate by Gastar Delaware and Gastar USA and permitted under applicable law.

4.3 Insurance. Gastar USA shall procure insurance or cause the execution of the insurance policies of Gastar Delaware such that, upon consummation of the Merger, Gastar USA shall have insurance coverage that is substantially identical to the insurance coverage held by Gastar Delaware immediately prior to the Merger.

4.4 Efforts to Consummate. Subject to the terms and conditions of this Agreement, each party to this Agreement will act in good faith and use commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, required, proper or advisable to satisfy the conditions precedent to set forth in Article 3 of this Agreement and to consummate the transactions contemplated hereby as expeditiously as reasonably practicable. Each party hereto will refrain from taking any action to frustrate, hinder or delay the satisfaction of any condition precedent to the Merger and the transactions contemplated hereby.

ARTICLE 5

TERMINATION AND AMENDMENT

5.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time by action of the Board of Directors of Gastar Delaware if such Board of Directors should determine that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interests of Gastar Delaware or its stockholders. In the event of such termination and abandonment, this Agreement shall become void and neither Gastar Delaware, Gastar USA nor their respective stockholders, directors or officers shall have any liability with respect to such termination and abandonment.

5.2 Amendment. At any time prior to the Effective Time, this Agreement may, to the extent permitted by the DGCL, be supplemented, amended or modified by the mutual consent of the parties to this Agreement.

ARTICLE 6

MISCELLANEOUS PROVISIONS

6.1 Governing Law. This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware.

6.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

6.3 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

6.4 Severability. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

6.5 No Third-Party Beneficiaries. Nothing contained in this Agreement is intended by the parties hereto to expand the rights and remedies of any person or entity not party hereto against any party hereto as compared to the rights and remedies which such person or entity would have had against any party hereto had the parties hereto not consummated the transactions contemplated hereby.

6.6 Tax Matters. Each of Gastar Delaware and Gastar USA will comply with the recordkeeping and information reporting requirements of the Code that are imposed as a result of the transactions contemplated hereby, and will provide information reporting statements to holders of Gastar Delaware Common Stock at the time and in the manner prescribed by the Code and applicable Treasury Regulations.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, Gastar Delaware and Gastar USA have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

GASTAR EXPLORATION, INC.

By:
Name:	J. Russell Porter
Title:	President and Chief Executive Officer

GASTAR EXPLORATION USA, INC.

By:
Name:	J. Russell Porter
Title:	President

SIGNATURE PAGE TO

AGREEMENT AND PLAN OF MERGER

SPECIAL MEETING OF STOCKHOLDERS OF

GASTAR EXPLORATION LTD.

JANUARY 22, 2014

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

The Notice of Special Meeting, Proxy Statement, and a Proxy Card

are available at – http://www.astproxyportal.com/ast/26191

Please sign, date and mail your proxy card in the

envelope provided as soon as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢	20633030400000000000 6	060712

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 1, 3, 4 AND 5 IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

	FOR	AGAINST	ABSTAIN
Proposal 1: Approve the adoption of the merger agreement.	☐	☐	☐

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxyholder will have authority to vote FOR Proposal 1 in accordance with the rules and regulations of the Securities and Exchange Commission.

At the said discretion of the said proxyholder, the proxyholder is authorized to vote upon such other business as may properly come before the meeting.

This Instrument of Proxy is solicited by and on behalf of the Board of Directors of the Company. Each stockholder has the right to appoint a proxyholder other than those designated above, who need not be a stockholder, to attend and act for him and on his behalf at the Meeting. To exercise such right, the names of the nominees of management should be crossed out and the name of the stockholder’s appointment should be legibly printed in the blank space provided. Such stockholder should notify the nominee of his appointment, obtain his consent to act as proxy and should instruct him on how the stockholder shares are to be voted.

This Instrument of Proxy must be dated and executed by the stockholder or dated and executed by the stockholder’s attorney on behalf of the stockholders if such stockholder’s attorney is authorized in writing, to do so. If executed by the stockholder’s attorney, proof of written authorization must be attached to this Instrument of Proxy.

THE UNDERSIGNED HEREBY revokes any proxies previously given.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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1.	This Instrument of Proxy will not be valid and will not be acted upon or voted unless it is completed as outlined herein and delivered to the Company, care of the offices of American Stock Transfer & Trust Company, Attention: Proxy Department, 6201 15th Avenue, Brooklyn, New York 11219, at least twenty-four (24) hours excluding Saturdays, Sundays and holidays, before the time set for the Meeting or any adjournment or postponement thereof.

2.	If the stockholder is an individual, this Instrument of Proxy must be executed by the stockholder or his attorney with written stockholder approval.

3.	If the stockholder is a corporation, this Instrument of Proxy must be executed under corporate seal or by a duly authorized officer or attorney of the corporation.

4.	Persons signing as executors, administrators, trustees, etc. should so indicate and give their full title as such.

☐	¢

GASTAR EXPLORATION, INC.

INSTRUMENT OF PROXY

FOR THE SPECIAL MEETING OF THE STOCKHOLDERS

TO BE HELD WEDNESDAY, JANUARY 22, 2014

This proxy is solicited by the Board of Directors.

The undersigned stockholder of Gastar Exploration, Inc. (the “Company”), hereby appoints J. Russell Porter, President and Chief Executive Officer of the Company, or failing him, Michael A. Gerlich, Senior Vice President and Chief Financial Officer of the Company, or instead of any of the foregoing,                                      as proxyholder of the undersigned at the Special Meeting of the Stockholders (the “Special Meeting”), to be held on Wednesday, January 22, 2014, and at any adjournments or postponements thereof, and at any ballot that may take place in consequence thereof to the same extent and with the same powers as if the undersigned were personally present at the Special Meeting with authority to vote at the said proxyholders direction, except as otherwise specified below.

Without limiting the general powers hereby conferred, the undersigned hereby directs the said proxyholder to vote the shares represented by this instrument of proxy in the following manner:

(Continued and to be signed on the reverse side)

¢	14475	¢